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                                                                   EXHIBIT 23.14

                       CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc, and Wyndham International, Inc. of our report dated March 7, 1997 except for note 12 as to which the date is October 7, 1997 on our audit of the Financial Statements of SCP (Buttes), Inc., as of and for the year ended December 31, 1996.


                         /s/ Coopers & Lybrand, L.L.P.

Phoenix, Arizona
April 20, 1998

                                     II-20